UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12800 Whitewater Drive Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 984-0316

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 15, 2005, the registrant received a notice from the Plan Administrator of the IMC Global Inc. Represented Retirement Savings Plan (the “IMC Plan”) pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) notifying the registrant of a blackout period (as defined in Rule 100(b) of Regulation BTR promulgated by the Securities and Exchange Commission). The purpose of such notice was to notify the registrant that, in connection with the business combination between IMC Global Inc. (“IMC”) and the fertilizer businesses of Cargill, Incorporated pursuant to which IMC became a wholly owned subsidiary of the registrant, assets in the IMC Plan will be transferred to a new service provider and participants in the IMC Plan will not be able to make exchanges or asset allocation changes involving the Mosaic Stock Fund, request loans, withdrawals or final distributions, make lump-sum loan repayments, or change the amount of money deferred or deducted from the participant’s paycheck, for a blackout period (the “Transfer Blackout Period”) expected to begin March 24, 2005 and end the week of April 10, 2005. During this period, directors and executive officers may obtain, without charge, information as to whether the blackout period has begun or ended by calling HR Direct Dial at 1-877-366-9696 between 7 a.m. and 6 p.m. Central time, any business day. During the Transfer Blackout Period and for a period of two years after the ending date of the Transfer Blackout Period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by calling HR Direct Dial at 1-877-366-9696 between 7 a.m. and 6 p.m. Central time, any business day.

As a result, directors and executive officers of the registrant may not, in general and subject to the provisions, qualifications and exceptions set forth in Regulation BTR, during the Transfer Blackout Period, purchase, sell or otherwise acquire or transfer any common stock, par value $.01 per share, or 7.50% mandatory convertible preferred shares, par value $.01 per share, issued by the registrant, or any other equity security of the registrant as defined in Rule 100 of Regulation BTR of the registrant (including any equity security or derivative security relating to the registrant, whether or not issued by the registrant), if such director or executive officer acquires or previously acquired such equity security in connection with his or her service or employment as a director or executive officer.

Shauna Clausen, Cargill, Incorporated, 12700 Whitewater Drive, Minnetonka, MN 55343, telephone 1-877-366-9696 has been designated by the registrant to respond to inquiries about the blackout period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: February 22, 2005	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary